Exhibit 99.3

Contact: Media Relations: Clarkson Hine (847) 484-4415	Investor Relations: Tony Diaz (847) 484-4410

FORTUNE BRANDS ANNOUNCES REGULATORY PROGRESS FOR ACQUISITION

OF CANADIAN CLUB WHISKY

Lincolnshire, IL, July 7, 2005 – Fortune Brands, Inc. (NYSE: FO) today announced that the waiting period has expired for the U.S. Federal Trade Commission to review the company’s proposed acquisition of Canadian Club, the #2 Canadian whisky brand in the world. The expiration of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act clears a key condition for Fortune Brands’ acquisition of Canadian Club to close on July 26th, along with more than 20 spirits and wine brands for which the FTC had already granted early termination of the waiting period.

As announced on April 21st, Fortune Brands will purchase from Pernod Ricard several of the premium spirits and wine brands included in Pernod Ricard’s acquisition of Allied Domecq. The brands Fortune Brands plans to purchase include Sauza tequila, Courvoisier cognac, Canadian Club whisky, Maker’s Mark bourbon, Laphroaig single-malt Scotch and Clos du Bois wines. The FTC is continuing its review of the company’s proposed acquisition of the Maker’s Mark brand, and Fortune Brands is continuing to work constructively with the FTC to secure regulatory approval to purchase Maker’s Mark. As previously disclosed, continued regulatory review of Maker’s Mark will not prevent Fortune Brands from completing its purchase of all other brands from Pernod Ricard on the anticipated July 26th closing date.

The Pernod Ricard acquisition of Allied Domecq remains subject to the approval of English courts, necessary regulatory approvals and other customary conditions.

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About Fortune Brands

Fortune Brands, Inc. is a $7 billion leading consumer brands company. Its operating companies have premier brands and leading market positions in home and hardware products, spirits and wine, golf equipment and office products. Home and hardware brands include Moen faucets, Aristokraft, Schrock, Diamond and Omega cabinets, Therma-Tru door systems, Master Lock padlocks and Waterloo tool storage sold by units of Fortune Brands Home & Hardware, Inc. Major spirits and wine brands sold by units of Jim

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www.fortunebrands.com

Fortune Brands Announces Regulatory Progress for Acquisition of Canadian Club Whiskey, Page 2

Beam Brands Worldwide, Inc. include Jim Beam and Knob Creek bourbons, DeKuyper cordials, Starbucks™ Coffee Liqueur, The Dalmore single malt Scotch, Vox vodka and Geyser Peak and Wild Horse wines. Acushnet Company’s golf brands include Titleist, Cobra and FootJoy. Office brands include Swingline, Wilson Jones, Kensington and Day-Timer sold by units of ACCO World Corporation. Fortune Brands, headquartered in Lincolnshire, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index and the MSCI World Index.

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Forward-Looking Statements

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update them. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, foreign exchange rate fluctuations, changes in interest rates, changes in commodity costs, returns on pension assets, competitive product and pricing pressures, trade consolidations, the impact of excise tax increases with respect to distilled spirits, regulatory developments, the uncertainties of litigation, changes in golf equipment regulatory standards, the impact of weather, particularly on the home products and golf brands, increases in health care costs, the completion of the office products business spin-off and the proposed spirits and wine acquisition, challenges in the integration of acquisitions and joint ventures, including the proposed spirits and wine acquisition, as well as other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings.

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